Fox Chase Bancorp, Inc. [logo]
Subscription & Community Offering
Stock Order Form

Fox Chase Bank	Expiration Date
Conversion Center 401 Rhawn Street Philadelphia, PA 19111 (XXX) XXX-XXXX	for Stock Order Forms: , 2006 4:00 p.m., Eastern time (received not postmarked)

IMPORTANT: A properly completed original stock order form must be used to subscribe for common stock. Copies of this form are not required to be accepted. Please read the Stock Ownership Guide and Stock Order Form Instructions as you complete this form.

(1) Number of Shares	Subscription Price	(2) Total Payment Due
	X 10.00 =	$

Minimum number of shares: 25 shares ($250.00)
Maximum number of shares: 15,000 shares ($150,000.00)
Maximum number of shares for associates or group: 20,000 shares ($200,000.00)
See Instructions

(3) Employee/Officer/Director Information

☐ Check here if you are an employee, officer or trustee of Fox Chase Bank or member of such person's immediate family living in the same household.

(4) Method of Payment by Check

Enclosed is a check, bank draft or money order payable to Fox Chase Bancorp, Inc. in the amount indicated in this box.

Total Check Amount $.

(5) Method of Payment by Withdrawal - The undersigned authorizes withdrawal from the following account(s) at Fox Chase Bank. There is no early withdrawal penalty for this form of payment. Individual Retirement Accounts and Keogh Accounts maintained at Fox Chase Bank cannot be used unless special transfer arrangements are made.

Bank Use	Account Number(s) To Withdraw	$ Withdrawal Amount
		$.
		$.

(6) Purchaser Information

Subscription Offering - Check here and list account(s) below if you had:

☐ a. A deposit account(s) totaling $50.00 or more on December 31, 2004.

☐ b. A deposit account(s) totaling $50.00 or more on June 30, 2006 but are not an Eligible Account Holder.

☐ c. A deposit account(s) on _____ XX, 2006 or a loan outstanding as of November 12, 1997 that continued to be outstanding as of _____XX, 2006 but are not an Eligible Account Holder or Supplemental Eligible Account.

Community Offering - Check here if you are:

☐ d. A community member (indicate county of residence in #9 below).

PLEASE NOTE: FAILURE TO LIST ALL YOUR ACCOUNTS MAY RESULT IN THE LOSS OF PART OR ALL OF YOUR SUBSCRIPTION RIGHTS. SEE REVERSE SIDE FOR ADDITIONAL SPACE.

Bank Use	Account Number(s)	Account Title (Name(s) on Account)

(7) Form of Stock Ownership & SS# or Tax ID#:

☐ Individual ☐ Joint Tenants ☐ Tenants in Common ☐ Fiduciary (i.e., trust, estate)

☐ Uniform Transfers to Minors Act (Indicate SS# of Minor only) ☐ Company/Corporation/ Partnership ☐ IRA or other qualified plan (Both Tax ID# & SS# for IRAs)

SS#/Tax ID# ➡

SS#/Tax ID# ➡

(8) Stock Registration & Address:

Name and address to appear on stock certificate. Adding the names of other persons who are not owners of your qualifying account(s) will result in the loss of your subscription rights.

Name:					
Name Continued:					
Mail to- Street:					
City:		State:		Zip Code:	

(9) Telephone Daytime/Evening	( ) --	( ) --	County of Residence	

(10) ☐ **NASD Affiliation** - Check here if you are a member of the National Association of Securities Dealers, Inc. ("NASD"), a person affiliated, or associated, with a NASD member, (continued on reverse side)

(11) ☐ **Associates/Acting in Concert** – Check here and complete the reverse side of this form if you or any associates or persons acting in concert with you have submitted other orders for shares.

(12) Acknowledgement - To be effective, this stock order form must be properly completed and physically received (not postmarked) by Fox Chase Bank no later than 4:00 p.m., Eastern time, on XX, 2006, unless extended; otherwise this stock order form and all subscription rights will be void. The undersigned agrees that after receipt by Fox Chase Bank, this stock order form may not be modified, withdrawn or canceled without Fox Chase Bank's consent and if authorization to withdraw from deposit accounts at Fox Chase Bank has been given as payment for shares, the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned. Under penalty of perjury, I hereby certify that the Social Security or Tax ID Number and the information provided on this stock order form are true, correct and complete and that I am not subject to back-up withholding. It is understood that this stock order form will be accepted in accordance with, and subject to, the terms and conditions of the plan of reorganization and stock issuance of Fox Chase Bancorp, Inc. described in the accompanying prospectus. The undersigned hereby acknowledges receipt of the prospectus at least 48 hours prior to execution and delivery of this stock order form to Fox Chase Bank.

Federal regulations prohibit any person from transferring, or entering into any agreement, directly or indirectly, to transfer the legal or beneficial ownership of subscription rights or the underlying securities to the account of another. Fox Chase Bank, Fox Chase MHC and Fox Chase Bancorp, Inc. will pursue any and all legal and equitable remedies in the event they become aware of the transfer of subscription rights and will not honor orders known by them to involve such transfer. Under penalty of perjury, I certify that I am purchasing shares solely for my account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares.

Bank Use

Signature ➡	Date	**Signature** ➡	Date

SIGNATURE REQUIRED ON **REVERSE SIDE** ALSO

Item (6) Purchaser Account Information continued:
Bank Use	Account Number(s)	Account Title (Name(s) on Account)

Item (10) NASD continued:

a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which a NASD member or person associated with a NASD member has a beneficial interest. You agree, if you have checked the NASD Affiliation box, to report this subscription in writing to the applicable NASD member within one day of payment therefor.

Item (11) Associates/Acting In Concert continued:

If you checked the box in item #11 on the reverse side of this form, list below all other orders submitted by you or associates (as defined below) or by persons acting in concert with you (also defined below).

Name(s) listed on other stock order forms	Number of shares ordered

Associate - The term “associate” of a particular person means:

(1) any corporation or organization, other than Fox Chase MHC, Fox Chase Bancorp, Inc. or Fox Chase Bank or any of their majority-owned subsidiaries, of which a person is a senior officer or partner, or beneficially owns, directly or indirectly, 10% or more of any class of equity securities of the corporation or organization;

(2) any trust or other estate, if the person has a substantial beneficial interest in the trust or estate or is a trustee or fiduciary of the estate. For purposes of OTS regulations, a person who has a substantial beneficial interest in a qualified or non-qualified employee benefit plan, or who is a trustee or fiduciary of the plan is not an associate of the plan, and a qualified employee benefit plan is not an associate of a person; and

(3) any person who is related by blood or marriage to such person and who either has the same home as a person or who is a director or senior officer of Fox Chase MHC, Fox Chase Bancorp, Inc. or Fox Chase Bank or any of their subsidiaries.

Acting in concert – The term “acting in concert” means:

(1) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement or understanding; or

(2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

In general, a person who acts in concert with another party will also be deemed to be acting in concert with any person who is also acting in concert with that other party.

We may presume that certain persons are acting in concert based upon various facts, among other things, joint account relationships and the fact that persons may have filed joint Schedules 13D or 13G with the Securities and Exchange Commission with respect to other companies.

YOU MUST SIGN THE FOLLOWING CERTIFICATION IN ORDER TO PURCHASE STOCK

CERTIFICATION FORM

I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, AND IS NOT INSURED OR GUARANTEED BY FOX CHASE MHC, FOX CHASE BANCORP, INC., FOX CHASE BANK, THE FEDERAL GOVERNMENT OR BY ANY GOVERNMENT AGENCY. THE ENTIRE AMOUNT OF AN INVESTOR’S PRINCIPAL IS SUBJECT TO LOSS.

If anyone asserts that this security is federally insured or guaranteed, or is as safe as an insured deposit, I should call the Office of Thrift Supervision, Robert Albanese, Regional Director of the Northeast Regional Office at (201) 413-1000.

I further certify that, before purchasing the common stock, par value $0.01 per share, of Fox Chase Bancorp, Inc. (the “Company”), the holding company for Fox Chase Bank, I received a prospectus of the Company dated             , 2006 relating to such offer of common stock.

The prospectus that I received contains disclosure concerning the nature of the common stock being offered by the Company and describes in the “Risk Factors” section beginning on page     , the risks involved in the investment in this common stock, including but not limited to the following:

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(By Executing this Certification Form the Investor is Not Waiving Any Rights Under the Federal Securities Laws,

Including the Securities Act of 1933 and the Securities Exchange Act of 1934)

Signature Date	Signature Date
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Print Name	Print Name

THIS CERTIFICATION MUST BE SIGNED IN ORDER TO PURCHASE STOCK